UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 25, 2006
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 25, 2006, TIB Financial Corp. (the “Company”) announced the appointment of Stephen J. Gilhooly as Chief Financial Officer and David P. Johnson as Treasurer of TIB Bank. In connection with these appointments, the Company entered into an employment agreement with Stephen Gilhooly, effective September 27, 2006, a copy of which is attached as Exhibit 10.1.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 25, 2006 the Company announced that Stephen J. Gilhooly, age 54, who has served as Executive Vice President and Treasurer of TIB Bank and the Company since April 2006, has assumed responsibilities as Executive Vice President and Chief Financial Officer of both TIB Bank and the Company. David P. Johnson, age 51, who has served as Chief Financial Officer of TIB Bank and the Company since July 1999, has assumed responsibilities as Executive Vice President and Treasurer of TIB Bank.

Mr. Johnson has been Executive Vice President and Chief Financial Officer of the Company and the Bank since 2002 and from July 1999 to March 2002, he was Senior Vice President and Chief Financial Officer. He is a graduate of the University of Illinois with a Bachelor of Science degree in Accountancy. He received a Master of Science degree in Finance from Florida International University in Miami, Florida.

Mr. Gilhooly joined TIB Financial Corp. after working for the past 15 years for Advest, Inc., in New York, as Director of Investment Banking in the Company's Financial Institutions Group. Previously, he was Executive Vice President and Chief Financial Officer of New Hampshire Savings Bank Corp. based in Concord, New Hampshire from 1985 through 1989. He began his career in 1974 with Price Waterhouse in Boston and is a CPA. He earned his B.S. degree in Economics and a M.S. degree in Accounting from the Wharton School of the University of Pennsylvania.

The change in the chief financial officer position gives Mr. Johnson the right to exercise the “Good Reason” termination provisions in his employment contract which was previously filed with the SEC. If Mr. Johnson exercises this right, the Company shall for a period of two years thereafter, continue to pay his base annual salary plus an annual amount equal to the bonus paid to him during the prior year.

The information set forth in Item 1.01 above regarding the employment agreement, attached hereto as Exhibit 10.1, is incorporated herein by reference. A letter clarifying the relevant provisions of Mr. Johnson’s employment contract is attached hereto as Exhibit 10.2.

ITEM 7.01 Regulation FD Disclosure

On September 25, 2006, the Company issued a press release announcing the appointment of Stephen J. Gilhooly as Executive Vice President and Chief Financial Officer and David P. Johnson as Executive Vice President and Treasurer. A copy of the press release is attached to this filing as Exhibit 99.1. All information in the press release, appearing in Exhibit 99.1, is furnished but not filed pursuant to Regulation FD.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between the Company and Stephen J. Gilhooly dated September 27, 2006.

10.2	Letter dated January 25, 2006 clarifying Section 8(b) of the Employment Agreement between the Company and David P. Johnson dated March 1, 2005.

99.1	Press Release dated September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
	By:	/s/ Edward V. Lett
Edward V. Lett
President and Chief Executive Officer
Date: September 27, 2006